                                                                      Exhibit 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                SEPTEMBER 30,              SEPTEMBER 30,
                                                            1997           1998         1997           1998
                                                           -------       -------       -------       -------
Basic Earnings
       Income before extraordinary items .............     $10,562       $ 8,943       $31,277       $42,804
       Extraordinary items ...........................          --            --            75            --
                                                           -------       -------       -------       -------
            Net earnings ..............................    $10,562       $ 8,943       $31,352       $42,804
                                                           =======       =======       =======       =======
       Shares:
            Weighted average number of common
              shares outstanding ......................     46,949        53,661        46,622        51,072
                                                           =======       =======       =======       =======
       Basic earnings per common share:
            Income before extraordinary items .........    $  0.23       $  0.17       $  0.68       $  0.84
            Extraordinary items .......................         --            --            --            --
                                                           -------       -------       -------       -------
              Net earnings ............................    $  0.23       $  0.17       $  0.68       $  0.84
                                                           =======       =======       =======       =======
Diluted Earnings
       Income before extraordinary items ..............    $10,562       $ 8,943       $31,277       $42,804
       Assumed conversion of convertible debt .........         --            --            --         1,142
                                                           -------       -------       -------       -------
       Income before extraordinary items as adjusted...     10,562         8,943        31,277        43,946
       Extraordinary items  ...........................         --            --            75            --
                                                           -------       -------       -------       -------
              Net earnings as adjusted ................    $10,562       $ 8,943       $31,352       $43,946
                                                           =======       =======       =======       =======
       Shares:
            Weighted average number of common
              shares outstanding ......................     46,949        53,661        46,622        51,072
            Options and warrants issued ...............      1,767           532         1,978           990
            Assumed conversion of convertible debt ....         --            --            --         2,817
                                                           -------       -------       -------       -------
            Weighted average number of common
              shares outstanding as adjusted ..........    48,716        54,193        48,600        54,879
                                                           =======       =======       =======       =======
       Diluted earnings per common share:
            Income before extraordinary items .........    $  0.22       $  0.17       $  0.65       $  0.80
            Extraordinary items .......................         --            --            --            --
                                                           -------       -------       -------       -------
              Net earnings ............................    $  0.22       $  0.17       $  0.65       $  0.80
                                                           =======       =======       =======       =======
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